APPENDIX B

                                CUSTODY AGREEMENT


         This Appendix B to the Custody Agreement dated October 30, 1995, as amended, between UMB Bank, n.a. and Scout Funds, is amended and restated, effective July 1, 2009, to indicate that the series of Scout Funds listed below are covered by the Custody Agreement, and Scout Funds agrees, on behalf of each such series, to be bound by all terms and conditions in said agreement and any amendments thereto.

                  Scout Stock Fund
                  Scout Mid Cap Fund
                  Scout Small Cap Fund
                  Scout TrendStar Small Cap Fund
                  Scout International Fund, formerly UMB Scout Worldwide Fund Scout International Discovery Fund Scout Bond Fund Scout Money Market Fund - Federal Portfolio Scout Money Market Fund - Prime Portfolio Scout Tax-Free Money Market Fund





                                     SCOUT FUNDS



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                                     By: Gary W. DiCenzo
                                     Title:  President


                                     UMB BANK, N.A.



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                                     Title: